                                                                  EXHIBIT (b)(6)

                     FOURTH AMENDMENT TO FIRST AMENDED AND
                            RESTATED LOAN AGREEMENT
                      ------------------------------------


     THIS FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made and entered into as of the 27th day of March, 1997, by and
 ---------
between EASTGROUP PROPERTIES, a Maryland real estate investment trust (the "Borrower"), and DEPOSIT GUARANTY NATIONAL BANK, a national banking association
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(the "Lender").
      ------

     WHEREAS, pursuant to that certain First Amended and Restated Loan Agreement, dated as of June 29, 1994, as amended as of October 31, 1994, July 12, 1995, and June 1, 1996 (as amended, modified and supplemented from time to time, the "Loan Agreement"), between the Borrower and the Lender, the Lender
           --------------
agreed to loan to the Borrower an amount up to Forty-Five Million and No/100 Dollars ($45,000,000.00) (as amended, extended and decreased from time to time, the "Loan");
     ----

     WHEREAS, the Loan is evidenced by that certain First Amended and Restated Promissory Note, dated as of June 29, 1994, as amended as of July 12, 1995, made by the Borrower to the order of the Lender in the principal amount of Forty-Five Million and No/100 Dollars ($45,000,000.00) (as amended, extended and decreased from time to time, the "Note");
                        ----

     WHEREAS, the Borrower has requested, and the Lender has agreed, to reduce the Eurodollar Rate applicable to the outstanding principal under the Note; and

     WHEREAS, the Borrower and the Lender desire to evidence their agreement in writing and to make all necessary amendments to the Loan Agreement in connection with the foregoing;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

     1. All capitalized terms used and not otherwise defined herein (including, without limitation, in the language amendatory to the Loan Agreement contained herein) shall have the respective meanings given such terms in the Loan Agreement.

     2. The Loan Agreement is hereby amended by deleting in its entirety the definition of "Eurodollar Rate" appearing in Section 1 of the Loan Agreement and by substituting in place and instead thereof the following:

          "Eurodollar Rate" means an interest rate per annum equal to the sum of
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     (i) (a) from and after July 12, 1995, through and including May 31, 1996,
     2.00, (b) from and after June 1, 1996, through and including March 26, 1997, 1.85, and (c) from and after March 27, 1997, 1.75, plus (ii) a rate
                                                              ----
     per annum determined pursuant to the following:

                             London Interbank Rate
                   ----------------------------------------
                   100% minus Eurodollar Reserve Percentage

     3. Notwithstanding anything to the contrary contained herein, the Lender and the Borrower hereby acknowledge and agree that the obligation of the Lender under this Agreement is conditioned upon the Participants consenting to this Agreement.

     4. The Loan Agreement, as herein amended, remains in full force and effect in accordance with its terms, and the Borrower and the Lender hereby ratify and confirm the same. The Borrower represents and warrants that all of the representations and warranties of the Borrower contained in the Loan Agreement, as herein amended, are true and correct in all material respects on and as of the date hereof and that no Default or Event of Default has occurred and is continuing under the Loan Agreement. The Borrower acknowledges that its fully obligated under the terms of the Loan Agreement, as herein amended, and that it has no offsets or defenses with respect to its obligations thereunder.

     5. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Mississippi.

     IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement as of the day and year set forth above.

                                    - LENDER -
                                      ------

                                    DEPOSIT GUARANTY NATIONAL BANK


                                    By: /s/ Kenneth E. Farmer
                                       ----------------------------
                                       Kenneth E. Farmer,
                                       Its Vice President

                                    - BORROWER -
                                      --------

                                    EASTGROUP PROPERTIES


                                    By: /s/ David H. Hoster
                                       ----------------------------
                                       David H. Hoster II,
                                       Its President


                                    By: /s/ N. Keith McKey
                                       ----------------------------

                                       Title: CFO
                                             ----------------------


                                      -3-